INSURED MUNICIPAL SECURITIES TRUST

                                   SERIES 13

                       AMENDED REFERENCE TRUST AGREEMENT

          This Amended Reference Trust Agreement, dated December 5, 1988 among Bear, Stearns & Co. Inc., as Depositor, United States Trust Company of New York, as Trustee and Standard & Poor's Corporation, as Evaluator amends that certain "Insured Municipal Securities Trust 9th Discount Series (and subsequent Series), Trust Indenture And Agreement" dated April 11, 1985 (the "Indenture"), as amended by that certain "Insured Municipal Securities Trust Series 13, Reference Trust Agreement dated December 1, 1988 among Bear, Stearns & Co. Inc., as Depositor, United States Trust Company of New York, as Trustee and Standard & Poor's Corporation, as Evaluator (the "Reference Trust Agreement").


                                WITNESSETH THAT:


          Pursuant to the provisions of Section 9.01 of the Indenture, the Depositor, Trustee and Evaluator hereby agree to amend the Reference Trust Agreement in order to correct certain typographical errors contained in that Agreement and to restate certain portions of that Agreement so as to reflect properly the intent of the parties hereto. The parties hereto, therefore, agree as follows:


          That paragraphs (j) and (k) of Part II of the Reference Trust Agreement be amended in their entirety to read as follows:

          "(j) For purposes of Section 6.04, the Trustee shall be paid per annum $.97 per $1,000 principal amount of Bonds for that portion of the Trust under the monthly distribution plan, $.51 per $1,000 principal amount of Bonds for that portion of the Trust under the semi-annual distribution plan and $.33 per $1,000 principal amount of Bonds for that portion of the Trust under the annual distribution plan. During the first year after the date hereof, such payments to the Trustee will be reduced by a portion [a maximum of $.80 per Unit times the number of Units on the monthly distribution plan, $.51 per Unit plus $.29 of Trust expenses (to be assumed and paid by the Trustee) times the number of Units on the semi-annual distribution plan and $.33 per Unit plus $.47 of Trust expenses (to be assumed and paid by the Trustee) times the number of Units of the annual distribution plan) of the amount of interest which accrues on any "when, as and if issued" Bonds between the first settlement date of the Trust and the respective dates of delivery of such Bonds.

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          (k) For purposes of Section 7.04, the Depositor's maximum annual fee is hereby specified to be $.25 per $1,000 principal amount of Bonds in the Trust."


          IN WITNESS WHEREOF, the parties hereto have caused this Amended Reference Trust Agreement to be duly executed on the date first written above.

                         [Signatures on separate pages)

                                                      -2-
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                                                       BEAR, STEARNS & CO. INC.
                                                              Depositor



                                                       By:---------------------
                                                          Authorized Signator

STATE OF NEW YORK    )
                     : ss.:
COUNTY OF NEW YORK   )


          On this 6th day of December, 1988, before me personally appeared Peter DeMarco, to me known, who being by me duly sworn, said that he is an Authorized Signator of Bear, Stearns & Co. Inc., one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.


                                                  -----------------------------
                                                           Notary Public

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                                        UNITED STATES TRUST COMPANY OF NEW YORK
                                                       Trustee



                                        By:------------------------------------
                                           Assistant Vice President




STATE OF NEW YORK    )
                     : ss.:
COUNTY OF NEW YORK   )


          On this 6th day of December, 1988, before me personally appeared Thomas Porrazzo, to me known, who being by me duly sworn, said that he is an Authorized Signator of United States Trust Company of New York, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he signed his name thereto by like authority.


                                                 ------------------------------
                                                           Notary Public

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                                                  STANDARD & POOR'S CORPORATION
                                                           Evaluator



                                                  By:--------------------------
                                                     Vice President



SEAL
ATTEST:



----------------------------
(Assistant) Secretary

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